Armada ETF Advisors LLC

Code of Ethics
February 2022

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Code of Ethics
1.01Introduction
As an investment adviser, Armada ETFs has implemented and adopted a Code of Ethics (the “Code”) that all Access Persons, as defined in Section 1.03 Access Persons and Accounts, are expected to uphold. The Firm has a fiduciary duty to place the interests of its clients before the interests of the Firm and its employees. In addition, employees should understand that these general principles apply to all conduct, whether or not the conduct is also covered by more specific standards or procedures set forth below. Failure to comply with the Code may result in disciplinary action, including termination of employment. The Code incorporates the following general principles, which all employees are expected to uphold:
•We must always place the interests of our clients before the interest of the Firm and its employees or any other interests.
•All personal securities transactions must be conducted in a manner consistent with the Code and avoid any actual or potential conflicts of interest or any abuse of an employee's position of trust and responsibility.
•Employees must not take any inappropriate advantage of their positions at the Firm.
•Information concerning the identity of securities and financial circumstances of clients must be kept confidential, but such confidentiality shall not prevent valid whistleblower claims.
•Independence in the investment decision-making process must be maintained at all times.
•Employees must comply with the letter and spirit of laws and regulations applicable to the Firm and its clients.
•Violations of law or regulation by employees that relate to matters of trust and confidence or securities law or regulation in their conduct outside of their employment may affect their fitness for duty as employees of a firm with fiduciary responsibility and high ethical standards.
1.02Compliance with Applicable Federal Securities Laws
In addition to the general principles of conduct stated in the Code and the specific trading restrictions and reporting requirements described below, the Code requires all employees to comply with applicable federal securities laws. These laws include the Securities Act, the Exchange Act, the Sarbanes-Oxley Act of 2002, the Investment Company Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act of 1999, any rules adopted by the SEC under any of these statutes, the BSA as it applies to private investment funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.
1.03Access Persons and Accounts
The Code applies to all of the Firm’s “Access Persons,” which for the purpose of the Code, includes all of the Firm’s directors, officers, and partners (or other persons occupying similar status or performing similar functions); and any employee or other person who provides advice on behalf of the Firm and is subject to the Firm’s supervision and control.
At the discretion of the CCO, certain other individuals, including contractors and interns may be subject to the Code for the duration of their engagement with the Firm. Anyone who by virtue of their access to information may be considered an Access Person.
1.04Personal Brokerage Accounts
The term "Personal Account" means any securities account in which an Access Person has any direct or indirect "beneficial ownership," including any Personal Account:
•Of an Access Person’s immediate family member (any relative by blood or marriage either living in the Access Person’s household or financially dependent on the Access Person); or
•In which an Access Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect opportunity to profit or share in any profit derived.
For a full definition of beneficial ownership, refer to Rule 16a-1(a)(2) under the Exchange Act.
Employees are required to disclose any new accounts opened that hold securities. The disclosure must include the brokerage name, date account was established, and date disclosure was made. On not less than a quarterly basis Access Persons are required to disclose any new brokerage accounts not previously disclosed.
1.05Covered Securities
The term "Covered Securities" includes all “Reportable Securities,” as defined under the Advisers Act, which includes:
•Debt and equity securities;
•Options on securities, on indices, and on currencies;
•All forms of limited partnership and limited liability company interests, including interests in private investment funds, such as hedge funds, and interests in investment clubs;

•Foreign unit trusts and foreign mutual funds; and
•Exchange traded funds structured as closed-end funds.
The term "Covered Securities," however, does not include the following (“Excepted Securities”):
•Direct obligations of the US government (e.g., treasury securities);
•Bankers' acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt obligations, including repurchase agreements;
•Shares issued by money market funds;
•Shares of open-end mutual funds that are not advised or sub-advised by the Firm or the Firm's affiliates;
•Crypto currencies such as Bitcoin or Ethereum; and
•Shares issued by unit investment trusts that are invested exclusively in one or more open-end mutual funds, none of which are funds advised or sub-advised by the Firm or the Firm's affiliates.
The Firm does not consider crypto currencies as Covered Securities. The Firm takes the position that virtual currency tokens that function like units of a fiat currency are not securities. Employees may freely trade these assets without prior pre-approval.
The SEC has issued various releases indicating that virtual currency tokens offered or sold as part of an Initial Coin Offering (“ICO”) may constitute securities, which may subject to the federal securities laws. Tokens offered in an ICO structure will not be considered as Covered Securities by the Firm if they are registered with the SEC or offered pursuant to any “limited offering” which is defined as an offering exempt from registration pursuant to the Section 4(2) private placement exemption or the Section 4(5) exemption for private offerings of limited size made solely to accredited investors.
Any questions regarding the application of these terms should be referred to, and addressed by, the CCO.
1.06Restrictions on Personal Trading and Trading in Covered Securities
Generally, personal securities transactions may only be affected in accordance with the provisions of this Code. It is the responsibility of each Access Person to ensure that a particular securities transaction being considered for his or her Personal Account is not subject to a restriction contained in this Code or otherwise prohibited by any applicable laws. When anything under this Code prohibits the purchase or sale of a security, it also prohibits the short sale of such security as well as the purchase or sale of any related securities such as puts, calls, other options, or rights in such securities.
Trade Pre-Approval
In general, the Firm’s employees and Access Persons are prohibited from trading in any REITS and any Covered Securities that are held by the Firm on behalf of clients without the pre-approval of the CCO. However, new employees will be given an appropriate time period by the CCO in which to wind down positions obtained prior to their employment with the Firm. Access Persons may not ask other persons, including family members, to perform this wind down based upon the nature of their relationship to Armada ETFs and their access to information.
Transactions in ETFs, mutual funds, unit investment trusts, or other basket type securities etc. generally do not require pre-approval but should be broadly diversified to ensure any potential overlap in holdings with a client portfolio is minimal.
Pre-approval must be requested via a completed Exhibit G:Pre-Clearance Trading Approval Form. The CCO may deny any trade request in their sole discretion and no reason need be given for such denial.
Unless otherwise documented in writing, approvals may be relied upon until the date noted on the approval by the CCO. If no date is specified on the CCO’s approval, the approval may be relied upon for 24 hours from the time upon which it was granted. Upon the expiration of that time period, a new request for approval must be made and granted before the relevant transaction may be executed. If the employee’s trade request is for a security that is on the Firm’s restricted list or on the restricted list of one of the Firm’s managed account counterparties to which the Firm is subject, the trade request will be denied.
Holding Period
All positions held by employee for personal accounts are subject to a minimum holding period of 30 days from the most recent acquisition. The Firm’s CCO may grant an exemption from this holding period requirement for exigent circumstances. However, employees are discouraged from excessive trading.
Initial Public Offerings and Limited Offerings
All Access Persons must receive pre-approval from the CCO pursuant to a completed Exhibit G: Pre-Clearance Trading Approval Form prior to engaging in the following transactions in their Personal Accounts:
•Direct or indirect purchase or sale of beneficial ownership in a security in an initial public offering; and

•Direct or indirect purchase or sale of beneficial ownership in a security in a limited offering, which includes but is not limited to, privately held companies, real estate funds, hedge funds, private equity funds, and other private funds.
Restricted Trading List
No Access Person may engage in any transaction in any security on the Firm’s Restricted Trading List (“RTL”), even if such security was held in an Access Person’s Personal Account prior to joining the Firm.
Blackout Period
No employee may directly or indirectly dispose of beneficial ownership in a security (other than Excepted Securities) on the same day a client transacts in that security, nor may an employee directly or indirectly acquire or dispose of beneficial ownership in a security on a day during which a client has a pending “buy” or “sell” order for that security of the same type (i.e., buy or sell) as the proposed personal trade until client portfolio’s order is executed or withdrawn.
Exceptions to Pre-Clearance Requirements
Pre-Clearance is not required to be submitted with respect to the following transactions in Personal Accounts:
•Transactions pursuant to an automatic investment plan in which regular purchases or withdrawals are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation, including dividend reinvestment plans and employer-sponsored stock purchase plans;
•Transactions that are not voluntary on the part of the Access Person, such as stock dividends or splits, mergers, other corporate reorganizations, or margin calls; and
•Transactions effected pursuant to any Personal Account which the Access Person has demonstrated to the satisfaction of the CCO that such Access Person does not have any direct or indirect influence or control by virtue of the Access Person having provided discretionary investment authority over such account to a third-party investment manager or trustee (“Non-Discretionary Accounts”).

No “direct or indirect influence or control” over an account means that the Access Person does not:
•Suggest purchases or sales of investments in such account to the applicable third-party investment manager or trustee who has been granted discretionary investment authority over such account; or
•Direct such third-party investment manager or trustee to purchase or sell investments on behalf of such account, including directing or advising such investment manager or trustee in regard to the relative allocation of the account’s assets to specific investments vis-à-vis other investments.
•Additionally, for each Non-Discretionary Account that has been exempted from the pre-clearance requirements set forth in this Code, the third-party investment manager or trustee who has been granted investment discretion over such account must independently attest that the account is indeed a Non-Discretionary Account.
1.07Initial and Annual Holdings Reports
Access Persons must submit a completed Exhibit B: Initial and Annual Report of Holdings to the CCO, disclosing all securities held in any Personal Account—including any investment positions not held in such accounts, including private placements, but excluding Excepted Securities—within 10 days of becoming an Access Person and within 30 days following the end of each fiscal year thereafter. The information must be current and as of a date no more than 45 days prior to the date of becoming an Access Person or the end of a particular fiscal year, as applicable. If an Access Person has no holdings, accounts, or private investments to report, this should be indicated on Exhibit B: Initial and Annual Report of Holdings and submitted to the CCO nonetheless.
Within 10 days of opening a new account, such account must be disclosed to the CCO, along with the name of the financial institution, the account title, the account number, whether the account is restricted by the terms of the account relationship to holding only cash and excepted securities set out in below and the investment power, influence or control status of the account.
1.08Quarterly Transaction Reports
Access Persons must submit a completed Exhibit E: Quarterly Transaction Report within 30 days after each quarter end to the CCO, reflecting any securities transactions in any Personal Account in which trading discretion has not been fully delegated to a third party, with respect to Covered Securities.
1.09Duplicate Account Statements and Trade Confirmations
Except with respect to an account:
•In which an employee has no discretionary power, influence, or control; or
•That is restricted by the terms of the account relationship to holding only cash and Excepted Securities.

In lieu of formally completing an Exhibit E: Quarterly Transaction Report, employees may arrange for the CCO to receive duplicate account statements (at least quarterly) and trade confirmations for each Personal Account. The account statements must include the employee’s personal holdings and transactions occurring in the account, as well as the other applicable account identifying information commonly included in account statements.
Requests to have a firm send duplicate account statements and trade confirmations may be made by completing Exhibit M: Broker Instruction Letter and sending it to the relevant institution.
1.10Exception from Reporting Requirements
No Quarterly Transaction Report is required to be filed by an Access Person with respect to securities held in any Personal Account over which the Access Person has or had no direct or indirect influence or control. However, Access Persons with such Non-Discretionary Accounts will be required to adhere to the following procedures:
•The Access Person must notify the CCO upon opening a new Non-Discretionary Account and thereafter certify on an annual basis that the foregoing account continues to remain a Non-Discretionary Account; and
•An independent attestation must be sought from the relevant third-party investment manager/broker/trustee that the account in question is indeed a Non-Discretionary Account.
Quarterly Transaction Reports are not required with respect to any transactions effected pursuant to an automatic investment plan, although holdings need to be included on Initial and Annual Holdings Reports.
Quarterly Transaction Reports are not required if the report would duplicate information contained in broker trade confirm or account statements that an Access Person has already provided to the CCO; provided, that such broker trade confirm, or account statements are provided to the CCO within 30 days of the end of the applicable calendar quarter. This paragraph has no effect on an Access Person’s responsibility related to the submission of Initial and Annual Holdings Reports.
1.11Outside Business Activities
At the point at which an employee commences employment with the Firm and annually thereafter, they will be required to disclose any existing outside business activities by submitting a completed Exhibit C: Conflicts of Interest /Outside Business Activity Form to the CCO. In addition, employees are required to complete an Outside Business Activities disclosure as part of their obligation to complete and submit Exhibit F: Quarterly Compliance Attestation Form on a quarterly basis.
An employee's service on the board of directors of an outside company, as well as other outside activities generally, could lead to the potential for conflicts of interest and insider trading problems, and may otherwise interfere with an employee's duties to the Firm. Accordingly, employees are prohibited from serving on the boards of directors of any outside company, unless the service has been approved in writing by the CCO. In addition, any employee serving on the board of a private company which is about to go public may be required to resign either immediately or at the end of the current term.
The Firm generally discourages employees from:
•engaging in outside business ventures (such as consulting engagements or public/charitable positions);
•accepting any executorships, trusteeship, or power of attorney (except with respect to a family member); and
•serving on a creditors committee except as part of the employee's duties at the Firm.
Accordingly, employees must obtain pre-approval from the CCO prior to engaging in any of these activities by submitting a completed Exhibit H: Outside Business Activities Pre-Approval Request Form to the CCO.
Should an employee receive approval for outside business ventures, it is the employee’s responsibility to ensure that all material non-public information received through the outside relationship is disclosed to the Firm immediately. The Firm’s CCO will then take measures to restrict any trading activity based upon the acquired information.
1.12Gifts and Entertainment
In order to address conflicts of interest that may arise when an employee accepts or gives a gift, favor, entertainment, special accommodation, or other items of value, the Firm places restrictions on gifts and entertainment. Certain gifts and entertainment may require the approval of the CCO via a completed Exhibit K:Gifts and Entertainment Disclosure and Request Form.
•Gifts: No employee may receive any gift, service, or other item of more than de minimis value, which for purposes of the Code is set at $250 on a yearly aggregate basis, from any person or entity that does business with or on behalf of the Firm. No employee may give or offer any gift of more than de minimis value to existing investors, prospective investors, or any entity that does business with or on behalf of the Firm. Notwithstanding the foregoing, no employee may provide or accept gifts having an aggregate value of $100 per year to or from any person associated with a broker-dealer.

•Entertainment: No employee may provide or accept extravagant or excessive entertainment to or from an investor, prospective investor, or any person or entity that does or seeks to do business with or on behalf of the Firm. Employees may provide or accept a business entertainment event, such as a meal or a sporting event, of reasonable value, if the person or entity providing the entertainment is present. Any event that an employee reasonably expects to exceed a de minimis value must be approved in advance by the CCO.
•Cash: No employee may give or accept cash gifts or cash equivalents to or from an investor, prospective investor, or any entity that does business with or on behalf of the Firm.
•Government Officials: Please see Section 8.13 Foreign Corrupt Practices Act and Section 8.14 Political Contributions for more information regarding the Firm’s policies regarding the provision of, receipt of, or sponsoring of gifts, entertainment, or anything of value to government officials and/or their families.
•Union Officials: Special Department of Labor reporting requirements apply to service providers, such as investment advisers, to Taft-Hartley employee benefit funds. Those service providers must make annual reports detailing virtually all gifts and entertainment provided generally to unions, their officer, employees, and agents, subject to a de minimis threshold. Accordingly, employees must receive pre-approval for gifts and entertainment provided to such persons.
•Reporting: Each employee must report any gifts or entertainment received in connection with the employee's employment that the employee reasonably believes exceeded de minimis value to the CCO via a completed Exhibit K:Gifts and Entertainment Disclosure and Request Form. The CCO may require that any such gift be returned to the provider or that an entertainment expense be repaid by the employee.
•Solicited Gifts: No employee may use his or her position with the Firm to obtain anything of value from a client, supplier, person to whom the employee refers business, or any other entity with which the Firm does business.
•Referrals: Employees may not make referrals to clients (e.g., of accountants, attorneys, or the like) if the employee expects to personally benefit in any way from the referral.
1.13Foreign Corrupt Practices Act
The Foreign Corrupt Practices Act (“FCPA”) makes it unlawful for any US company–as well as any of its officers, directors, employees, agents, or stockholders acting on its behalf–to offer, pay, promise, or authorize any bribe, kickback or similar improper payment to any foreign official, foreign political party or official or candidate for foreign political office in order to assist the US company in obtaining, retaining, or directing business. Violators are subject to severe civil and criminal penalties, up to and including imprisonment. Other countries have similar laws. It is the policy of the Firm to strictly comply with the FCPA and all other applicable laws against bribery and other improper payments.
What is the Requirement?
Under the FCPA, a “foreign official” includes any officer or employee of a foreign government or any department, agency, or instrumentality thereof. Accordingly, the FCPA’s prohibitions extend to all government employees, no matter how low-ranking or high-ranking, and to employees of government-owned business entities as well as government agencies. Not only the payment of money, but the giving of “anything of value” to a foreign official, foreign political party or official or candidate for foreign political office is prohibited. The FCPA does permit certain small facilitating or expediting payments to foreign officials to ensure that they perform routine, nondiscretionary governmental duties. The FCPA also permits payment or reimbursement of reasonable and bona fide expenses of a foreign official, including travel and lodging expenses, relating to the promotion, demonstration or explanation of a product or service or to the execution or performance of a contract with a foreign government. However, before offering or making any type of gift or payment to or on behalf of a foreign official, Firm personnel must obtain written approval in advance from the CCO.
The FCPA not only prohibits direct payments to a foreign official, but also prohibits US companies from making payments to third parties – such as a foreign partner, sales agent, or other intermediary – with knowledge that all or a portion of the payment will be passed on to a foreign official. The FCPA’s definition of “knowledge” is broader than actual knowledge. A company is deemed to know that an agent or other intermediary will make an improper payment if it is aware of, but consciously disregards, a “high probability” that such a payment will be made. The purpose of this standard is to prevent companies from adopting a “head in the sand” approach to the activities of their foreign agents and partners.
How do we Comply?
Before the Firm retains any agent or intermediary that may be involved in soliciting a potential investment from, or other transaction with, a foreign government or government entity, written approval must be obtained in advance from the CCO. In addition, the CCO will evaluate the risk of compliance failure as it relates to the FCPA on a regular basis and should the Firm’s activities change to the extent that it begins to have contact with foreign officials, the CCO will adopt additional measures to protect the Firm against potential violations.

1.14Political Contributions
Rule 206(4)-5 (“Pay to Pay Rule”) limits the dollar amount of contributions that may be made by an adviser or its Covered Associates1 to state or local officials2 that can influence the investments of state funds, including pension plans. Specifically, the Pay to Play Rule prohibits an adviser and/or its Covered Associates from:
•Providing advisory services for compensation to a government entity3 client for two years after the adviser or its Covered Associates make a contribution4 to a state or local election in excess of $350 for a candidate for which the adviser or its personnel are eligible to vote, or $150 for a candidate for which the adviser or its personnel are ineligible to vote;
•Providing direct or indirect payments to any third party that solicits government entities for advisory business unless this third party is a registered broker-dealer or investment adviser itself subject to Pay-to-Play Rule restrictions;
•Soliciting from others, or coordinating, contributions to certain elected officials or candidates or payments to political parties where the adviser is providing or seeking government business; and
•Doing anything indirectly that, if done directly, would result in a violation of the other provisions of the Pay to Play Rule.
Violations of the limits carry a two-year ban on managing money for pension plans controlled by the official or personnel the official may appoint. Items other than cash contributions, such as gifts, can also trigger violations of this rule. Anything given to a state or local official that is of value must be carefully considered for compliance with this rule. Additionally, personnel should remember that national elections are not covered as a part of the rule as long as the individual running for office does not presently hold a state or local position. US Congressional positions are considered national for purposes of this rule.
The Pay to Play Rule additionally contains certain look back provisions which provide that those contributions made by employees prior to joining an adviser can, in some instances, disqualify the adviser from managing the assets of certain pension funds for a fee. The look back period is limited to a two-year period prior to joining the firm.
The description of the rule as presented here is simplified and the rule has other more complex facets. If you are interested in making political contributions or regularly contribute to campaigns, please contact the CCO for approval and a more detailed description of this rule and its more complex provisions.
How do we Comply?
No employee may make or give, or offer to make or give, a contribution or gift to any state or local government official or political candidate (including contributions to political parties or political action committees, which may be earmarked or known to be provided for the benefit of a particular government official) in excess of the amounts permitted by the Pay to Play Rule ($150 or $350, depending on the circumstances) without first obtaining written approval from the CCO, whose approval shall not be granted if such contribution or gift may:
•Be reasonably considered a violation of, or an inducement to violate, ethical guidelines, local law, or US law;
•Potentially impair the ability of the Firm to conduct its business or
•Constitute a conflict of interest.
Regardless of any contribution limits detailed above, employees must report any and all political contributions or payments of any amount, including those at the local, state, or federal levels.

1Covered Associates” of an adviser include (1) any general partner, managing member, or executive officer, or other individual with similar status or function, (2) any employee who solicits a government entity for the adviser and any person who supervises, directly or indirectly, such employee, and (3) any PAC controlled by the adviser or by any such persons described in (1) and (2). A contribution by a limited partner, a non-managing member of a limited liability company adviser or a shareholder of a corporate adviser is not covered unless such person is also an executive officer or solicitor (or supervisor thereof), or the contribution is an indirect contribution by the adviser, executive officer, solicitor, or supervisor.
2“Officials” means any person (including any election committee of the person) who was, at the time of a contribution, an incumbent, candidate or successful candidate for elective office of a government entity, if the office (1) is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity, or (2) has authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity.
3“Government entity” includes any state or political subdivision of a state, its agencies and instrumentalities, any pool of assets sponsored or established by any of the foregoing, and any participant-directed investment program or plan sponsored or established by any of the foregoing.
4“Contribution” means any gift, subscription, loan, advance, or deposit of money or anything of value made for (1) the purpose of influencing any election for federal, state, or local office, (2) payment of debt incurred in connection with any such election, or (3) transition or inaugural expenses of the successful candidate for state or local office

Employees seeking pre-approval for political contributions may do so by submitting a completed Exhibit I: Political Contribution Pre-Approval Request Form to the CCO.
New hires are required to fill out and submit to the CCO a completed Exhibit J: New Employee Political Contribution Disclosure Form upon commencement of employment with the Firm. In addition, employees are required to complete a Political Contribution disclosure as part of their obligation to complete and submit Exhibit F: Quarterly Compliance Attestation Form on a quarterly basis.
1.15Insider Trading
Employees must comply with all laws and regulations concerning insider trading and with the Firm’s prohibition against insider trading. The purchase and sale of securities or providing advice with respect to the purchase or sale, while possessing material non-public information, or “inside information,” of any sort relating to such securities, whether obtained in the course of research activities, through a client relationship or otherwise, or the communication of such information to others, is prohibited by state and federal law and is strictly prohibited by the Firm. The Firm’s insider trading policy is maintained as Appendix A: Insider Trading Policy.
1.16Outside Research Providers and Expert Networks
From time to time, the Firm may utilize outside research providers as a means of supplementing its internal research processes. Outside research providers allow the Firm to gain a better understanding of the technologies, sectors, companies, and securities in which its clients’ portfolios may invest, but may present a risk that the Firm may gain access to inside information.
The Firm’s procedures regarding the supervision of outside research providers include the procedures listed below.
•Only outside research providers approved by the CCO may be utilized by employees.
•Prior to approving an outside research provider for use, the CCO will inquire as to a number of items which may include:
•Whether the outside research provider has policies and procedures designed to detect and prevent insider trading;
•The depth and scope of such policies and procedures;
•The means by which these policies and procedures are carried-out and tested;
•The added value of utilizing an outside research provider as related to the research function at the Firm; and
•The reputation of the outside research provider.
Outside research providers utilized by the Firm will be reviewed by CCO periodically. In addition, the CCO may propose and adopt guidelines specific to an outside research provider or a specific outside research function.
The Firm may also engage research consultants in conjunction with its other research investment resources. The Firm may use expert network firms to identify research consultants and occasionally identify research consultants outside of expert network firms. The Firm will employ a consultation compliance questionnaire prior to consultations with experts to avoid potential conflicts of interest. If you have any questions regarding the use of expert consultants, please contact the Firm’s CCO.
Supervised persons are required to contact the CCO immediately if the supervised person believes that they may have received material nonpublic information. The CCO must document the nature of the information, the circumstances, and any steps taken address the situation.
1.17Surveillance and Violations of Policy
Each calendar quarter, the CCO or designee will conduct a review of personal trading compliance pursuant to the Code. The CCO or designee will review Access Persons’ trading account statements against records of approved trades for compliance with the Firm’s personal trading policy.
In addition to this review, employees of the Firm have an independent duty to report violations of the policy to the CCO. The CCO reserves the right to deliver a report of transactions to the employee’s supervisor on a regular basis or as needed to investigate potential inappropriate trading activity,
Every employee must immediately report any violation of the Code to the CCO or, in the CCO's absence, the employee’s direct supervisor. All reports will be treated confidentially and investigated promptly and appropriately. The Firm will not retaliate against any employee who reports a violation of the Code in good faith as any retaliation constitutes a further violation of the Code. The CCO will keep records of any violation of the Code, and of any action taken as a result of the violation.
1.18Exceptions to the Code
The CCO may, under very limited circumstances, grant an exception from the requirements of the Code on a case-by-case basis, provided that:
•The employee seeking the exception provides the CCO with a written statement:

i.Detailing the efforts made to comply with the requirement from which the employee seeks an exception; and
ii.Containing a representation that compliance with the requirement would impose significant undue hardship on the employee;
•The CCO believes that the exception would not harm or defraud the Firm or its clients, violate the general principles stated in the Code or compromise the employee's or the Firm's fiduciary duty to any client; and
•The employee provides any supporting documentation that the CCO may request from the employee.
No exceptions may be made to the fundamental requirements contained in the Code that have been adopted to meet applicable rules under the Advisers Act.
1.19Recordkeeping
The books and records that are required to be maintained include the following:
•A copy of the Code that is currently in effect, or at any time within the past six years was in effect;
•A record of any violation of the Code, and of any action taken as a result of the violation;
•A record of all written acknowledgements of receipt, review and understanding of the Code from each person who is currently, or within the past six years was, an employee;
•A record of each report made by an access person, including any brokerage confirmations and brokerage account statements obtained from access persons;
•A record of the names of persons who are currently, or within the past six years were, access persons; and
•A record of any exception from the Code granted by the CCO, all related documentation supplied by the employee seeking the exception, and the reasons supporting the decision to grant the exception.
These books and records must be maintained by the Firm in an easily accessible place for at least six years from the end of the fiscal year during which the record was created, the first two years in an appropriate office of the Firm.
1.20Sanctions
Any violation of any provision of the Code may result in disciplinary action. The CCO will determine an appropriate sanction. Disciplinary action may include, among other sanctions, a letter of reprimand, disgorgement, suspension, demotion, or termination of employment.

Appendix A: Insider Trading Policy
A.Policy on Insider Trading
No person to whom these procedures apply may trade, either personally or on behalf of others while in possession of material, nonpublic information, nor may any Firm personnel communicate material, nonpublic information to others in violation of the law.
B.What is Material Information?
Information is material where there is a substantial likelihood that a reasonable investor would consider that information important in making his or her investment decisions. Generally, this includes any information the disclosure of which may have a substantial effect on the price of a company's securities. No simple test exists to determine when information is material; assessments of materiality involve a highly fact specific inquiry. For this reason, you must direct any questions about whether information is material to the CCO.
Material information often relates to a company's financial results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems, and extraordinary management developments.
Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities or the portfolio holdings of the Firm may, in some contexts, be material. Pre-publication information regarding reports to be published in the financial press also may be material.
C.What is Nonpublic Information?
Information is "public" when it has been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency, a news reporting service or publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.
D.Identifying Inside Information
Before executing any trade for yourself or others, including any client, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you will take the following steps:
•Report the information and proposed trade immediately to the CCO.
•Do not purchase or sell the securities on behalf of yourself or others, including any client.
•Do not communicate the information inside or outside the Firm, other than to the CCO.
•After the CCO has reviewed the issue, he or she will determine whether the information is material and nonpublic and, if so, what action must be taken.
E.Contacts with Public Companies
Employees of the Firm may come in contact with employees of publicly traded companies from time to time. Difficult legal issues can arise when, in the course of these contacts, an employee of the Firm becomes aware of material, nonpublic information. This could happen, for example, if a company prematurely discloses quarterly results to an analyst, or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. If this information then is communicated to other Firm employees prior to it becoming public information, it is possible that client or personal transactions could be executed based, in part, on this information. To protect yourself, the Firm, and its clients, you must contact the CCO immediately if you believe that you may have received material, nonpublic information. You must also report to the CCO all face to face interaction with public company officials. The CCO must maintain a log of all face-to-face meetings with officials of publicly traded companies.
F.Tender Offers
Tender offers represent a particular concern under the laws governing insider trading for two reasons: First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention, as it produces a disproportionate percentage of insider trading cases. Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Firm personnel must exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

G.Private Investments in Public Entities
It is possible that analysts and other employees of the Firm will be approached by third parties, including placement agents, investment banks and prime brokers, that wish to solicit the Firm's participation in a private offering of securities of a publicly traded company, such offerings are commonly referred to as "PIPEs". Such offerings often occur in connection with events that are not generally known by the public and upon revelation to the public, could have a significant effect on the price of the company's stock.
In the event that any such solicitation is made, the contacted employee must immediately make it clear to the third party that the employee is not interested in learning the name of the publicly traded company or other details of the proposed transaction and the employee must refer the third party to the CCO immediately.
H.Restricted Trading List
The Firm will maintain a "Restricted Trading List" of companies about which a determination has been made that it is prudent to restrict trading activity. This might include, for example, a company about which investment personnel may have acquired material, nonpublic information, or a position where the Firm may have a securities filing obligation.
In addition, all securities in which the Firm has an actual or potential interest for the benefit of clients will be included in the Restricted Trading List.
As a general rule, trades will not be allowed for clients or Personal Accounts in the securities of a company appearing on the Restricted Trading List. Similarly, any determination to remove a company from the Restricted Trading List must be approved by the CCO. Restrictions with regard to securities on the Restricted Trading List are also considered to extend to options, rights or warrants relating to those securities and any securities convertible into those securities.
I.Compliance and Monitoring
•Each of the Firm’s employees must attest quarterly that they have not been privy to MNPI or that they have disclosed to the Firm’s CCO their receipt of MNPI as part of completing Exhibit F: Quarterly Compliance Attestation Form.
•Each of the Firm’s employees acknowledge the Firm’s Code of Ethics and Insider Trading policy upon hire and annually thereafter. The acknowledgement states that they have received, understand, and will abide by the Firm’s Code of Ethics and Insider Trading Policy, among others.
•Employee personal securities transactions are regularly monitored and reviewed by the CCO or their designee.
•The Firm prohibits all employees from initiating any new positions in a security of an issuer, other than exempted securities. Employees are generally required to obtain pre-clearance for personal transactions.
•The Firm’s supervised persons are prohibited from serving on the board of directors of any publicly traded company without the CCO’s pre-approval. If approved, the Firm implements appropriate procedures to isolate such persons from decision-making relating to the issuer’s securities.
•The Firm supervises access to and activities of outside research providers and independent consultants.

Appendix B: Experts and Expert Network Use Policy
Armada ETFs may contract with Expert Networks or Experts from outside of Expert Networks to assist in the evaluation of potential and existing investments. Prior to engaging any Expert Network and during such engagement(s), all Armada ETFs employees shall adhere to the following policies. Any questions regarding the policies and procedures on the Firm’s use of Experts or Expert Networks should be directed to the CCO.
A.Selection of Expert Networks
In general, any Expert Network and any paid Expert must be pre-approved by the CCO prior to their utilization or consultation.
•The CCO may not grant such pre-approval if the Expert Network or Expert does not have compliance procedures in place designed to prevent the dissemination of material non-public information.
•The CCO maintains a list of Armada ETFs’ approved Expert Networks, which will be made available to all employees.
B.Use of Experts
In general, Armada ETFs employees may only utilize Experts from pre-approved Expert Networks that Armada ETFs has engaged pursuant to a written agreement, provided that Experts from:
•Within Approved Expert Networks may be utilized without pre-approval if the Expert has completed Exhibit O: Expert Network Questionnaire without triggering any compliance flags that would require CCO pre-approval.
•The CCO must address and approve the use of any Experts that trigger compliance flags prior to consulting such Expert.
•Outside of Approved Expert Networks must be formally documented and pre-approved by the CCO prior to their consultation, pursuant to a satisfactorily completed Exhibit P: Expert Call/Meeting Pre-Approval Form.
Regardless of an Expert’s association with an approved Expert Network, employees may not utilize any Expert who was employed by a publicly traded company during the six months preceding the proposed engagement without pre-approval
C.Interactions with Experts and Expert Networks
Before interacting with Expert Networks, employees must complete an initial insider trading training. To the extent an employee continues interacting with Expert Networks, they must also complete insider trading training annually thereafter.
•Employees must report any receipt of inside information to the CCO pursuant to Appendix A: Insider Trading Policy.
•Employees are strongly encouraged to report suspected or possible inside information to the CCO.
D.Ongoing Communications with Expert Networks
Ongoing communications with Expert Networks/Experts must communicated by means permitted by Appendix C: Electronic Communications and Phone Policy, such as an employee’s Firm-e-mail. Subsequent communications with Experts from:
•Approved Expert Networks should be done via the same channels as the initial contact, and in compliance with this Policy.
•Outside of Pre-Approved Expert Networks must be pre-approved prior to each contact.
E.Supervision of Expert Network Communications
Employees should be aware that if the CCO believes, in their sole discretion, that there is a significant or increased risk that inside information could be discussed during a call or meeting with an Expert, the CCO or their designee may choose to participate in the call or meeting to understand the nature of the information being discussed and monitor the discussion to prevent the receipt of inside information.
The CCO may periodically monitor calls or meetings between employees and Experts. All Expert Networks will be instructed to include the CCO on all call invites. If an employee consults an Expert outside of an approved Expert Network, they must ensure that all call invites include the CCO.
Additionally, to the extent that there is any e-mail correspondence with Experts, the CCO or designee may periodically review a sample of such e-mail correspondence to ensure compliance with this Policy.

Appendix C:Electronic Communications and Phone Policy
A.Use of Systems
Armada ETFs utilizes e-mail, phones, and the internet in order to conduct business. Personnel are required to follow this Policy in order to ensure compliance with regards to all electronic communication.
•All company e-mail and computers are the property of Armada ETFs. All business-related communication must flow through the company e-mail address provided by Armada ETFs, or via archived communications. Should the company network fail, the use of personal e-mail addresses will be allowed as long as the company e-mail is copied for archival purposes.
•Under no circumstance may texting or social media account communications, such as Facebook or LinkedIn email or messaging, be utilized as a form of conveying substantive business-related information due to the lack of ability to archive such data as required by SEC guidelines.
•Information sent or received via e-mail, voicemail or the Internet is to be disclosed only to authorized individuals.
•Armada ETFs prohibits users from sending or receiving copyrighted, trade secret, proprietary materials, or similar materials without prior authorization.
•Armada ETFs prohibits sending or receiving any sexually explicit e-mail or viewing sexually explicit material of any kind on the Internet or personal computer in the workplace. This includes messages or jokes that could be considered harassing or disparaging of others.
•Armada ETFs prohibits the sending and receiving of any information that is intimidating, hostile or offensive material on the basis of age, sex, race, color, religion, national origin, creed, marital status, sexual orientation, disability, or any other factor protected by law. This includes messages, jokes or forms that could be considered offensive.
B.Email and Instant Messaging Accounts
•Employees may not use outside e-mail or instant messaging accounts for any business purpose unless the Firm is given access to the account. Additionally, if a business-related e-mail or other electronic communication is sent to (or from) an employee’s personal account, the e-mail must be forwarded to the Employee’s Firm e-mail account immediately.
C.E-mail Monitoring and Archiving Systems
Armada ETFs has implemented Archive, which automatically archives all inbound and outbound e-mail messages and Instant Messenger accounts. All e-mail, including attachments, will be subject to monitoring and will be reviewed by personnel. The Firm generally retains all incoming and outgoing e-mail, instant messages, and electronic communications that contain required records, but may screen and regularly delete e-mails and other electronic communications that do not contain such records (e.g., spam or personal e-mails).
D.Monitoring Process
•Employees do not have an expectation of privacy on company email or company approved chat systems used to conduct Armada ETFs business. All sent and received e-mail messages are archived by Archive. The archiving process does not cause a delay in your sending or receiving an e-mail message. The software will automatically review all text-based attachments including Excel, Word, PowerPoint, and Adobe files.
•Armada ETFs reserves the right to take disciplinary action in response to any violations of this policy.
On a periodic basis, a review of a random sampling of employee e-mails and instant messages will be conducted utilizing Archive to ensure that the content is of an appropriate professional nature and that no violations of securities law or regulation are noted. The Firm’s CCO or designee will conduct this quarterly review. The CCO shall no less frequently than once every year evaluate the effectiveness of this policy and modify as necessary. The CCO shall also review and approve any changes to Armada ETFs’ website, should it create one, before such changes are effective.

Appendix D: Privacy Policy
What Does Armada ETFs Do with Your Personal Information?
Investment advisers collect certain personal information from individuals. They choose how they share your personal information. Federal law gives you as our client the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.
Armada ETF Advisors LLC (“Armada ETFs,” “we,” “us,” “our”) is committed to safeguarding the confidential information provided to us by current, former, and prospective clients and limited partners (together, “Clients” or “you”). This notice provides information to you about our privacy policies and practices (“Privacy Policy”). Our Privacy Policy is designed to comply with obligations under the Gramm-Leach-Bliley Act, Regulation S-P, and to meet our fiduciary duty to protect your sensitive personal information.
A.Personal Information We Collect
We may collect your personal information, including non-public personal information, in connection with our providing advisory services or products to you (collectively, “Personal Information”). Personal Information may include, without limitation, your name, address, social security number or tax identification number, bank account information, investment information, and as well as others, which may include information regarding your:
•Assets
•Investment experience
•Transaction history
•Income
•Wire transfer instructions
B.How we collect this information
While we may collect your Personal information in a through a variety of means, we generally collect your Personal Information when you voluntarily provide it to us. For example, we collect your Personal Information when you give us your contact information, enter into an investment advisory contract with us, complete subscription documents or offering questionnaires, tell us where to send money or make a wire transfer, or in other documents that you provide us.
We may also collect your personal information from other sources, such as our affiliates or other non-affiliated companies, such as information that we may receive from consumer reporting agencies. Our Privacy Policy applies to Clients and former Clients. Our affiliates are companies related to us by common ownership or control and can include both financial and nonfinancial companies. Non-affiliates are companies not related to us by common ownership or control and can include both financial and nonfinancial companies.
We do not disclose nonpublic personal information about you other than as described below.
C.How we use this information
All financial companies need to share customers’ personal information to run their everyday business, and we use your Personal Information we collect from you for everyday business purposes. These purposes may include for example:
•To provide advisory services to you;
•To process a transaction for your account;
•To market products and services to you; or
•To respond to court orders and legal investigations.
D.Disclosure to Others
We generally do not disclose any Personal Information about you to anyone, except as permitted or required by law. Disclosures that are permitted by law include disclosures that are necessary to effect, administer or enforce a transaction that you request or authorize. Other examples of disclosures that are permitted by law are disclosures to our affiliates and to firms that assist us in servicing your account and have a need for such information, such as disclosures to a broker; fund administrator; our accountant(s), auditors, or lawyers; to regulators that examine our business; and disclosures that you specifically request.
We may also disclose such information to service providers and financial institutions with whom we have joint marketing arrangements. For example, a formal agreement between us and nonaffiliated financial companies that market financial products or services to you, such as placement agents. We require third-party service providers and financial institutions with which we have joint marketing arrangements to protect the confidentiality of your Personal Information and to use your Personal Information only for the purposes for which we disclose such information to them.

These sharing practices are consistent with Federal privacy and related laws, and in general, you may not limit our use of your Personal Information for these purposes under such laws. We note that the Federal privacy laws only give you the right to limit certain types of information sharing that we do not engage in, such as sharing with our affiliates certain information relating to your transaction history or creditworthiness for their use in marketing to you or sharing your Personal Information with nonaffiliates for them to market to you. We do not provide your Personal Information to mailing list vendors or solicitors for any purpose.
E.How We Protect Your Personal Information
We restrict access to your non-public personal information to employees who have a business or professional reason to know such information. In addition, we maintain a secure computer and office environment and use security measures designed to comply with Federal law and to protect your Personal Information from certain unreasonable risks, including unauthorized access, alteration, disclosure, destruction, or use.
Unfortunately, no safeguards can be guaranteed to be 100% secure. While we strive to protect your Personal Information, there are security and privacy limitations beyond our control; the security, integrity, and privacy of any and all information exchanged between you and us cannot be fully guaranteed; and any such information may be viewed or tampered with a third party.
F.Privacy Policy Notice
Under Regulation S-P, we must provide a “clear and conspicuous” notice that reflects our Privacy Policy to you at the time of establishing a relationship and annually thereafter during the relationship. For Regulation S-P to apply, you must be an individual, not a business or institutional investor.
The initial and annual notices must be provided in writing, or electronically if you consent, and must include the following:
•Categories of Nonpublic Personal Information collected from and about you;
•Categories of information about you that are disclosed and to whom; and
•Our policies and practices to protect the confidentiality, security, and integrity of your Personal Information.
G.Who is providing this Privacy Notice?
This Privacy Notice relates to Armada ETFs and its affiliates.
H.Who to contact with questions?
If you have any questions concerning this Privacy Policy, please contact Michael Van Bemmelen at the following email: mvanbemmelen@armadaetfs.com.

Appendix E: Valuation Policy
Armada ETFs serves as the investment adviser to clients over which it has investment discretion and as such, has adopted this Valuation Policy, which seeks to value investments held by clients fairly, accurately, and consistently. In general, the Firm seeks to value investments at fair value in accordance with U.S. generally accepted accounting principles (“GAAP”) and consistent with the definition and framework established by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). This policy relates to Armada ETFs unless otherwise noted.
For purposes of determining the value of securities and other property, in general, portfolio securities are priced on a daily basis depending on the individual security.
The Firm expects that it will primarily invest in securities listed on public exchanges. Accordingly, the Firm anticipates that a market quotation will be readily available. In general, exchange traded securities and securities for which pricing information is readily available are priced by the Firm’s administrator using independent pricing sources. The pricing data obtained by the Firm’s administrator is reviewed and the pricing data gathered by the administrator is generally used for valuation purposes. The consent of the CCO is required to override any price provided by the administrator, and any such override should be documented.
Securities listed on a securities exchange will be valued at the official closing price reported by the exchange on which the securities are primarily traded on the date of determination. In the event that the date of determination is not a day on which the relevant exchange is open for business, such securities will be valued at the official closing price reported by the exchange on the most recent business day prior to the date of determination. Exchange-traded options will be valued at the average of the most recent “bid” and “ask” prices. The consent of the CCO is required to override this valuation methodology, and any such any such override should be documented.
In the rare occasion that the Firm invests in a security that is not publicly listed or if a security in which the Firm invests later becomes unlisted on a national exchange, the Firm’s will determine its fair value in good faith in reliance on their fair values, as defined and in accordance with GAAP, per ASC 820. ASC 820 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” The valuation determination is subject to the approval of the CCO. Changes to the Firm’s valuation methodology require the approval of the CCO.
In making a fair value determination, the Firm shall consider all relevant factors as they seem appropriate, including but not limited to the following factors:
Factors Used to Determine Fair Value
In making a fair value determination, the Firm will consider all relevant factors we deem appropriate, including but not limited to the following factors:
•The fundamental analytical data relating to the investment;
•The nature and duration of any restrictions on disposition of the security/asset;
•The valuation of the forces which influence the market in which these securities are purchased and sold;
•Type of security/asset;
•Financial statements;
•Cost at date of purchase;
•Size of holdings;
•Discount from market value of unrestricted securities of the same class at time of purchase;
•Special reports prepared by analysts;
•Information as to any transactions or offers with respect to the securities/asset;
•Existence of merger proposals or tender offers affecting the securities;
•Price and extent of public trading in similar securities of the issuer or of comparable companies;
•Existence of any dealer quotations;
•The valuation method used by other investment funds;
•The liquidity or illiquidity of the market for the security/asset;
•The financial position of the issuer including, in the case of fixed income securities, any credit rating;
•General information concerning the issuer’s business;
•The competitive position of the issuer’s major products;
•The prices of any recent transactions, offers or market quotations with respect to such securities (including option transactions);
•The nature of any restrictions on disposition of the security/asset

•The availability of registration rights; and
•Views of investment bankers associated with the issuer, if any.
ASC 820 Levels
The Firm has adopted ASC 820 valuation standards. ASC 820 establishes an authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair value measurements. Under ASC 820, entities are to use inputs for measuring fair value according to a three-level hierarchy, using the highest level possible (e.g., Level 1) if such inputs are available, and if not, going to the next lower level. Generally, the three levels are:
Level ILevel I inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Firm has the ability to access as of as of the reporting or measuring date. Level I securities include listed securities traded in active markets and US government securities.
Level IILevel II inputs are inputs other than the quoted prices included within Level I that are observable for the asset or liability. Fair value is determined through the use of models or other valuation methodologies based upon pricing inputs that are either directly or indirectly observable as of the reporting date. Level II inputs include the following:
•Quoted prices for similar assets or liabilities in active markets;
•Quoted prices for identical or similar assets or liabilities in markets that are not active;
•Inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates and yield curves observable at commonly quoted intervals, volatilities, prepayment speeds, loss securities, credit risks and default risks); and
•Inputs derived principally from or corroborated by observable market data by correlation or by other means.
Level IIILevel III inputs are unobservable inputs for the asset or liability. Fair value is determined based upon pricing inputs that are unobservable and includes situations where there is little, if any, market activity for the asset or liability. Assets in this category require significant management judgment and estimation in the determination of fair value.

Appendix F: Record Retention Guidelines
The chart below sets forth records required to be maintained, their retention periods, and those responsible for creating and maintaining the records. The retention period of six years runs from the end of the fiscal year in which the record last had an entry made or was last used. “CCO” can refer to their designee. “LOE” means “Life of Entity.”

Required Documents		Retention Period	Applicable Rule	Party Responsible for
				Creation	Maintenance
1.Corporate books and records		LOE + 3 years	204-2(e)(2)	CCO	CCO
•Articles of Incorporation and by-laws	•Minute books and stock certificate books
2.Organizational chart, personnel directory, and description of duties of each department and staff		5 years	Best Practice	CCO	CCO
3.Written policies and procedures		5 years	206(4)-7 & Best Practice	CCO	CCO
•Compliance Manual	•Prior and in effect Insider Trading, Privacy, Proxy Voting Policies
4.Records of personal securities transactions in which the Firm, its employees, or Access Persons (“APs”) have direct or indirect beneficial ownership or interest:		LOE + 3 years	Rule 204A-1	CCO	CCO
•Holdings and Quarterly Transaction Reports •List of all APs within the last 5 years	•Records approving any AP trades in IPOs or ltd. offerings
5.Documents evidencing registration status of the Firm with the SEC.		LOE + 3 years	Best Practice	CCO	CCO
6.Form ADV, and any amendments to Form ADV, as filed with the SEC and the IARD.		LOE + 3 years	204-2(a)(14)	CCO	CCO
7.Notices or other communications made to states, as applicable.		LOE + 3 years	Best Practice	CCO	CCO
8.Copy of each Form ADV Part 2 delivered to/offered to be delivered to clients/prospects, record of dates offered, copies of all requests from clients to receive it, and records of transmittal to those who requested it.
		5 years	204-2(a)(14)	CCO	CCO
9.Copies of contracts and related documents.		5 years	204-2(a)(9) 206(4)-3 204-2(a)(10)	CCO	CCO
•Advisory agreements and documents granting discretionary authority •Contracts relating to the business of the Firm	•Solicitation Agreements
10.Copies of all notices, advertisements, articles, letters, bulletins, or other communications circulated to > 9 persons and supporting documentation for recommendations therein for the purchase or sale of specific securities.
		5 years	204-2(a)(11)	CCO	CCO
11.All accounts, books, internal working papers, and other records necessary to demonstrate any performance or rate of return figures presented in any communication circulated to >1 persons.		5 years from last use	204- 2(a)(16)	CCO	CCO
12.Documents relating to third-party solicitors.		5 years	204-2(a)(15)	CCO	CCO
•Third-party solicitors’ solicitation agreements and disclosure statements •List of third-party solicitors and accounts obtained by each solicitor.	•Written acknowledgments of receipt obtained from clients
13.Financial books and records.		5 years	204-2(a)(1) 204-2(a)(2) 204-2(a)(4) 204-2(a)(5) 204-2(a)(6) 206(4)-4 Best Practice	Accounting	Accounting
•Journal of cash receipts and disbursements •General and auxiliary ledgers •All bills or statements relating to the Firm’s business
•Check books, bank statements, cancelled checks and cash reconciliations
•All trial balances, financial statements, and internal audit work papers relating to the Firm’s business
•List of and documentation of loans to the Firm, including loans from clients (if any), indicating the terms, amounts, dates of such loans and current balance

14.Portfolio management and trading records		5 years	204-2(a)(3) 204-2(a)(7) 204-2(c)(1) 204-2(c)(2)	Traders	CCO
•Memoranda of each order given by the Firm for the purchase/sale of any security, or any instruction received by the Firm from clients concerning the purchase, sale, receipt, or delivery of a particular security, and of any modification or cancellation of any such order/instruction.
•All written communications received and sent by the Firm relating to (1) any recommendation/advice made/proposed to be made/given; (2) any receipt, disbursement or delivery of funds or securities; or (3) the placing or execution of any order trade any security.

•Records showing separately for each client the securities purchased and sold, and the date, amount, and price of each such purchase and sale.
•For each security in which a client holds a position, information from which the Firm can promptly furnish the client names and the number of shares they hold.

15.Record of all accounts in which the Firm is vested with any discretionary power with respect to the funds, securities, or transactions of any client		5 years	204-2(a)(8)	CCO	CCO
16.File of client complaints		5 years	Best Practice	CCO	CCO
17.Records in connection with custody or possession of Client funds or securities, as applicable, including:		5 years	204-2(b)	CCO	CCO
•List of all client custodians and depositories, if applicable.
•Records reflecting all purchases/sales, receipts/deliveries of securities and all debits/credits
•Separate ledger account for each client showing all purchases/sales, receipts/deliveries of securities, the date and price of each such purchase/sale, debits/credits.

•Copies of confirmations of all transactions effected by/for clients.
•Record for each security in which any client has a position, including client name, the amount held, and location of the security.
•Copies of any custody agreements.

18.Copies of Exchange Act Ownership Reports: Schedules 13G and 13D, Form 13F, Forms 3, 4 and 5.		LOE + 3 years
19.Copy of annual privacy notice delivered to clients and the date on which delivered.		5 years	Reg. S-P
20.Documents related to the maintenance and implementation of compliance policies and procedures, including:		5 years	206(4)-7 204-2(a)(17)	CCO	CCO
•A copy of our policies and procedures	•Records documenting review of our policies and procedures.
21.Documents related to the maintenance and implementation of the Code, including:		5 years	204-2(a)(12)	CCO	CCO
•Copy of each Code that is or was at any time within the past six years in effect •Record of any violation of the Code, and of any action taken as a result	•Record of all written acknowledgments of receipt of the Code and amendments for each person who is or was a supervised person within the last six years
22.Records related to proxy voting, including:		5 years	206(4)-6	CCO	CCO
•Copies of proxy voting policies and procedures •Record of each client proxy received each vote cast for those for whom the Firm votes	•Records pertaining to the decision on each vote •Copy and record of each written client request for proxy voting information and Firm response
23.Compliance records under this Manual, including, for example, any memoranda of: •Investigations of potential insider trading		5 years		CCO	CCO

Exhibit A: Annual Compliance Acknowledgement Form
I acknowledge that I have received the Firm’s Compliance Manual, including the attached appendices, dated ___________, 20____. In addition, I have read and understand the relevant portions of the Compliance Manual and all appendices applicable to my position with the Firm, including specifically the Firm’s:

(Please initial)	Insider Trading Policy (Appendix A:Insider Trading Policy of the Compliance Manual); and
(Please initial)	Code of Ethics (Section 8: Code of Ethics of the Compliance Manual)
In addition, I have completed, signed, and dated the following:
•Exhibit B: Initial and Annual Report of Holdings;
•Exhibit C: Conflicts of Interest /Outside Business Activity Form; and
•Exhibit D: Disciplinary Questionnaire.
If I had any questions concerning the policies and procedures described in the Compliance Manual and my responsibilities under those policies and procedures, I have raised them with my manager and received satisfactory answers to my questions.
I understand that any violation(s) of the policies and procedures set forth in the Compliance Manual is grounds for immediate disciplinary action, which may include termination of employment, and may constitute a violation of applicable federal, state, and local laws and regulations.
I certify that I have complied with, and affirm that I will continue to comply with, all applicable policies and procedures in the Compliance Manual.

Signature:	Date:
Name:

Exhibit B: Initial and Annual Report of Holdings
As stated in the Firm’s Code of Ethics, each employee of the Firm must disclose holdings in Covered Securities as defined in the Firm’s Code of Ethics. All information contained in this Initial and Annual Report of Holdings must be current as of a date not more than 45 days from the date of this Report. All Firm employees must submit a signed Initial Report of Holdings within 10 days after commencement of employment with the Firm or with 30-days of the fiscal year end, along with an annual confirmation of accounts.
Failure to deliver an accurate and timely Initial and Annual Report of Holdings is a serious breach of the Firm’s Code of Ethics and may result in disciplinary action.

Date:
Name:
Job Title:
Immediate Supervisor:

List of Covered Accounts as defined in the Firm’s Code of Ethics:

List of Covered Securities as defined in the Firm’s Code of Ethics
The report of holdings in Covered Securities may be substituted with attached statements listing positions in Covered Securities.

Name of Security	Ticker / CUSIP	Amount	Current Market Value	Date of Acquisition

The undersigned hereby certifies that the above referenced accounts and positions constitute an accurate report of their holdings in Covered Securities as defined in the Firm’s Code of Ethics and that all information contained herein is not more than 45 days old as of today’s date.

Signature:	Date:
Name:

Exhibit C: Conflicts of Interest /Outside Business Activity Form
The Firm is required to monitor employee circumstances that may pose a potential conflict with our management of our clients. Please complete this questionnaire and disclose the requested information. We will ask for a recertification of the information contained in the questionnaire annually and further require you to provide any changes to the information promptly to the CCO.
Please disclose the requested information for any entity (including any commercial business or not-for-profit organization) other than the Firm in which, or from which, you (1) receive compensation; (2) take an active role in making management decisions; (3) serve as an officer, director, or general partner; or (4) provide any advice about investments.

	Name of Entity	Nature of Affiliation or Title Held	Public Company?
1.			☐ Yes ☐ No
2.			☐ Yes ☐ No
3.			☐ Yes ☐ No
4.			☐ Yes ☐ No
5.			☐ Yes ☐ No
Please disclose whether your spouse or any immediate family member (including your parents, child, or siblings) currently conducts business or works for an entity that conducts business with the Firm.

None:
If none, please initial
Please disclose whether your spouse or any immediate family member (including your parents, children, or siblings) currently works for a public company.

None:
If none, please initial
Please note that these questions are intended to be broad in scope. If you have any question as to whether any particular arrangement or relationship should be disclosed on this form, please consult the CCO.
The undersigned hereby certifies that to the best of their knowledge, the information contained herein is true, accurate, and complete as of the date indicated below.

Signature:	Date:
Name:

Exhibit D: Disciplinary Questionnaire
Armada ETFs is required to disclose its disciplinary history and the disciplinary history of its employees. Please complete this questionnaire and disclose the required information. Although we will ask for a recertification of the information contained in the questionnaire annually, you must provide promptly any changes to the information to the CCO.
In the past ten years, have you:

1.	Been convicted of or plead guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court to any felony?	☐ Yes ☐ No
2.	Been charged with any felony?	☐ Yes ☐ No
If your answer to either of the foregoing is “Yes” please provide details:

In the past ten years, have you:

1.	Been convicted of or plead guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court to a misdemeanor involving: investments or an investment-related business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?	☐ Yes ☐ No
2.	Been charged with a misdemeanor listed above?	☐ Yes ☐ No
If your answer to either of the foregoing is “Yes” please provide details:

Has the SEC or Commodities Futures Trading Commission (“CFTC”) ever:

1.	Found you to have made a false statement or omission?	☐ Yes ☐ No
2.	Found you to have been involved in a violation of SEC or CFTC regulations or statutes?	☐ Yes ☐ No
3.	Found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?	☐ Yes ☐ No
4.	Entered an order against you in connection with investment–related activity?	☐ Yes ☐ No
5.	Imposed a civil money penalty on you or ordered you to cease and desist from any activity?	☐ Yes ☐ No
If your answer to either of the foregoing is “Yes” please provide details:

Has any other federal regulatory agency, any state regulatory agency or any foreign financial regulatory authority:

1.	Ever found you to have made a false statement or omission, or been dishonest, unfair, or unethical?	☐ Yes ☐ No
2.	Ever found you to have been involved in a violation of investment-related regulations or statutes?	☐ Yes ☐ No
3.	Ever found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?	☐ Yes ☐ No
4.	In the past ten years, entered an order against you or an advisory affiliate in connection with an investment-related activity?	☐ Yes ☐ No
5.	Ever denied, suspended, or revoked your registration or license, or otherwise prevented you from associating with an investment-related business or restricted your activity?	☐ Yes ☐ No
If your answer to either of the foregoing is “Yes” please provide details:

Has any self-regulatory organization or commodities exchange ever:

1.	Found you to have made a false statement or omission, or been dishonest, unfair, or unethical?	☐ Yes ☐ No
2.	Found you to have been involved in a violation of its rules (other than a violation designated as a “minor rule violation” under a plan approved by the SEC)?	☐ Yes ☐ No
3.	Found you to have been the cause of an investment-related business have its authorization to do business denied, suspended, revoked, or restricted?	☐ Yes ☐ No
4.	Disciplined you by expelling or suspending you from membership, barring or suspending you from the association with other members, or otherwise restricting your activities?	☐ Yes ☐ No
If your answer to either of the foregoing is “Yes” please provide details:

Has an authorization to act as an attorney, accountant or federal contractor granted to you ever been revoked or suspended?
☐ Yes ☐ No
Are you subject to any regulatory proceeding that could result in a “YES” answer to any of the above?
☐ Yes ☐ No
Has any domestic or foreign court:

1.	In the past ten years, enjoined you in connection with any investment-related activity?	☐ Yes ☐ No
2.	Ever found that were involved in a violation of investment-related statutes or regulations?	☐ Yes ☐ No
3.	Ever dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?	☐ Yes ☐ No
If your answer to either of the foregoing is “Yes” please provide details:

Are you the subject of any civil proceeding that could result in a “YES” answer to the above?
☐ Yes ☐ No
If you have any questions regarding this questionnaire and whether any particular event should be disclosed on this form, please consult the CCO.
The undersigned hereby certifies that to the best of their knowledge, the information contained herein is true, accurate, and complete as of the date indicated below.

Signature:	Date:
Name:

Exhibit E: Quarterly Transaction Report
Report Submitted by:
The following table along with my monthly brokerage statements supplies the information required by the Code of Ethics.
For the three months ending ____________, 20____, the following transactions were affected by me or on my behalf:

Date of Transaction	Nature of Transaction	Title and Type of Security	Ticker Symbol/ CUSIP Number	Interest Rate / Maturity Date	Number of Shares	Price	Principal Amount	Broker, Dealer, or Bank Where Held

The undersigned hereby certifies that they are fully familiar with the Firm’s Code of Ethics, and that to the best of their knowledge, the information contained furnished herein is true, accurate, and complete for the period described above.

Signature:	Date:
Name:

Exhibit F:Quarterly Compliance Attestation Form

Name:
Quarter Ending:
Each of the below representations will be applicable for the period stated above.
GIFTS & ENTERTAINMENT

☐	I have not given or received any gift or entertainment valued in excess of $300 (in total since the beginning of the year) to or from a person in connection with the Firm’s business.
☐
I have reported to and received approval from the CCO for all gifts or entertainment given or received valued in excess of $300 (in total since the beginning of the year) to or from a person in connection with the Firm’s business.

☐
I have given or received the following gifts or entertainment valued in excess of $300 in total since the beginning of the year to or from a person in connection with the Firm’s business for which I did not receive approval from the CCO:

Date	Name of Giver	Name of Recipient	Approx. Value

OUTSIDE BUSINESS ACTIVITIES

☐	I have not entered into any new outside business activities.
☐	I have reported to and received approval from the CCO for all new outside business activities.
☐	I have entered into the following new business activities for which I did not receive pre-approval from the CCO:
Date	Nature of Activity	Name of Business or Entity	Compensation

POTENTIAL RECEIPT OF MATERIAL, NONPUBLIC INFORMATION (“MNPI”)

☐	I have not been privy to MNPI.
☐	I have notified the CCO that I may have been privy to MNPI and did not discuss such information with another party.
If neither of these statements are true, please contact the CCO immediately.
POLITICAL CONTRIBUTIONS

☐	I have not made any political contributions.
☐	I have received approval from the CCO for all political contributions.
☐	I have made the following political contributions for which I did not receive pre-approval from CCO:
Date	Nature and Title of Recipient	Office Candidate is Seeking	Compensation

USE OF SOCIAL MEDIA

☐	I have not used social media (including, but not limited to, LinkedIn, Facebook, or Twitter) in connection with the Firm’s business (other than for research).
☐	I have used social media (including, but not limited to, LinkedIn, Facebook, or Twitter) in connection with the Firm’s business (other than for research). Details are provided below:
Date	Platform/Website	Description of Usage

CLIENT COMPLAINTS

☐	I have not received any complaints from clients or investors.
☐	I have notified the CCO of all complaints from clients or investors that I have received.
☐	I have received the following complaints from clients or investors and did not notify the CCO:
Date	Client or Investor	Description

INVESTMENTS IN LIMITED OFFERINGS

☐	I have not made any investments in any limited offerings (i.e., private placements).
☐	I have received approval from the CCO for all investments that I made in limited offerings.
☐	I have made the following investments in limited offerings for which I did not receive pre-approval from the CCO:
Date	Company or Fund	Investment

The undersigned hereby certifies that to the best of their knowledge, the information contained herein is true, accurate, and complete as of the date below.
Signature:	Date:
Name:

Exhibit G: Pre-Clearance Trading Approval Form
The pre-clearance form documents that the proposed transaction is not a conflicting transaction. Pre-clearance must be granted prior to placing a trade and is only good for the day of the approval.

1.	Security Name:
2.	Ticker or Symbol:
2.	Transaction Type:	Security Type:
	☐ Buy ☐ Sell ☐ Short ☐ Buy to Cover	☐ Common Stock ☐ Option ☐ Debt ☐ Other: _____________________________________
3.	If applicable, is the equity a “New Issue”?	☐ Yes ☐ No
4.	Is the investment a private placement, including partnership investments or venture capital investments?	☐ Yes ☐ No
5.	Number of Shares/Contracts/Principal Amount (if any):
6.	Custodian:
Account Number:
7.	The undersigned certifies that they do not have any inside information or other knowledge pertaining to this proposed transaction that constitutes a violation of Firm policy or applicable securities laws.
8.	The undersigned understands that any transaction described herein establishing a security is undertaken with the intention of holding such position for no less than 30 days.
The undersigned hereby certifies that to the best of their knowledge, the information contained herein is true, accurate, and complete as of the date below.

Signature:	Date:
Name:

Portion Below This Line to be Completed by CCO
Is the security or name on the Restricted Trading List?	☐	Yes	☐	No

Approved:	☐	Denied:	☐
Date:
CCO Signature
Comments (Optional):

Exhibit H: Outside Business Activities Pre-Approval Request Form
Access Persons are prohibited from engaging in outside business activities, including paid or unpaid board memberships or directorships at for-profit or non-profit entities, without receiving the prior, written, mutual, approval of the Firm’s CCO pursuant to a completed copy of this request form. Engaging in any outside business activity without pre-approval may constitute grounds for discipline, including and up to termination of employment.

1.	Name:
2.	Name of the entity:
3.	Your expected title at the entity:
4.	Brief description of the entity’s business or purpose, and the anticipated nature of your role at the entity:

5.	Will you be compensated for the proposed outside business activity?	☐ Yes ☐ No
6.	Will the outside business activity require you to provide advice or recommendations regarding the value, purchase, and/or sale of assets, such as securities?	☐ Yes ☐ No
7.	Is the entity publicly traded?	☐ Yes ☐ No
8.	Does the entity have, or intend on having, a business relationship with the Firm?	☐ Yes ☐ No
9.	Do you have reason to believe that your proposed outside business activity will negatively impact your performance of your duties owed to the Firm?	☐ Yes ☐ No
10.	Do you have reason to otherwise believe that your proposed outside business activity will otherwise give rise to conflicts of interest between any of the Firm, its clients, or investors?	☐ Yes ☐ No
If you answered “Yes” to any of questions 8 through 10, please provide a brief explanation in the space below. You may supplement this request with additional pages if needed.

The undersigned hereby certifies that to the best of their knowledge, the information contained herein is true, accurate, and complete as of the date below.

Signature:	Date:
Name:
Portion Below This Line to be Completed by CCO

Approved:	☐	Denied:	☐
Date:
Signature
Comments (Optional):

Exhibit I: Political Contribution Pre-Approval Request Form
The “Pay to Play Rule” restricts certain political contributions or other payments made by employee, which can, in some instances, disqualify the Firm from receiving compensation for managing the assets of certain public pension funds. Accordingly, all political contributions must be pre-approved by the CCO pursuant to a completed copy of this form.
The CCO may approve or deny your request for any reason or no reason. Providing a Contribution without pre-clearance where required may constitute grounds for discipline, including and up to termination of employment.

Name of individual (or entity) that made the Contribution:
Name of candidate/political party/political action committee to whom Contribution was made (for candidates, include name, title and any city/county/state/federal or other political subdivision affiliation):
Date of Contribution:
Form of Contribution (campaign contribution, gift, loan, fundraising activity, volunteering time, etc.)
Amount of Contribution (if non-cash, value of Contribution):
Office to which candidate seeks or sought election:
Candidate’s position at time of Contribution, if any:

To the best of your knowledge, did or does the position to which the candidate seeks election or the position held by the candidate at the time of the election: (a) involve direct or indirect responsibility for, or confer the ability to influence the outcome of, the hiring of an investment adviser by a government entity; or (b) involve authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity?	☐ Yes ☐ No
Has your spouse, domestic partner, minor children, or other immediate family members living in your household made Contributions to the above referenced official/candidate?	☐ Yes ☐ No
If so, please provide details of such Contribution:

The undersigned hereby certifies that (i) all information provided herein is accurate and complete; and (ii) none of the Contributions or payments set forth above was made for the purpose of influencing the official conduct of any public official of a government entity or candidate for such office.

Signature:	Date:
Name:

Portion Below This Line to be Completed by CCO

Approved:	☐	Denied:	☐		Further comments (optional):

Date:

CCO Signature

Exhibit J: New Employee Political Contribution Disclosure Form
The Pay to Play Rule puts restrictions on certain political contributions or other payments made by the Firm and its employees and contains “look back” provisions which provide that contributions or payments made by employees prior to joining the Firm can, in some instances, disqualify the Firm from receiving compensation for managing the assets of certain public pension funds. All new hires must complete and return the attached form prior to commencing employment. Please direct any questions to the CCO.
Set forth below is each direct or indirect “Contribution”5 made by the undersigned to an official of a government entity (including any state, city, county or other political subdivision and any instrumentality thereof) or candidate for such office, and each direct or indirect payment to a political party of a state or political subdivision thereof, in each case during the two-year period prior to the date of this Disclosure Form. Attach additional pages as necessary.

Name of individual (or entity) that made the Contribution:
Name of candidate/political party/political action committee to whom Contribution was made (for candidates, include name, title and any city/county/state/federal or other political subdivision affiliation):

Date of Contribution:
Form of Contribution (campaign contribution, gift, loan, fundraising activity, volunteering time, etc.)
Amount of Contribution (if non-cash, value of Contribution):
Office to which candidate seeks or sought election:
Candidate’s position at time of Contribution, if any:

To the best of your knowledge, did or does the position to which the candidate seeks election or the position held by the candidate at the time of the election: (a) involve direct or indirect responsibility for, or confer the ability to influence the outcome of, the hiring of an investment adviser by a government entity; or (b) involve authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity?	☐ Yes ☐ No
Has your spouse, domestic partner, minor children, or other immediate family members living in your household made Contributions to the above referenced official/candidate?	☐ Yes ☐ No
If so, please provide details of such Contribution:

The undersigned hereby certifies that (i) all information provided herein is accurate and complete; and (ii) none of the Contributions or payments set forth above was made for the purpose of influencing the official conduct of any public official of a government entity or candidate for such office.

Signature:	Date:

1 “Contribution” is broadly defined and means the giving of anything of value in connection with any election for US federal (if the candidate running for US federal office currently holds a US state or local political office), state or local office, including Contributions to any candidate for political office, political party, or political action committee. Reportable Contributions include any gift, subscription, loan, advance, deposit of money, or anything of value (regardless of to whom paid) made for the purpose of influencing any election, satisfying any debt incurred in connection with any such election, or paying the transition or inaugural expenses of a successful candidate, and any solicitation or coordination of the making of any of the foregoing contributions or payments to a political party (including fundraising activities). Note that you must disclose contributions made by a spouse, domestic partner, minor children, and other immediate family members living in your household.

Exhibit K: Gifts and Entertainment Disclosure and Request Form

Name:
Date of gift or entertainment:

This request is covers:	☐	a gift	☐	given to:
	☐	Entertainment	☐	received from:
Name of recipient or provider, as applicable
Approximate value:
Please describe the gift or entertainment given or received and details regarding ancillary items (e.g., car ride home).

The undersigned hereby certifies that to the best of their knowledge, the information contained herein is true, accurate, and complete as of the date below.

Signature:	Date:
Name:
Portion Below This Line to be Completed by CCO

Approved:	☐	Denied:	☐
Date:
CCO Signature
Comments (Optional):

Exhibit L: Trade Error Report

Date of error:
Issuer and/or symbol:
Quantity bought or sold in error:
Quantity bought or sold to correct:
Broker(s) and brokerage cost:
Total cost of error:
Explanation (identify trader)

Remedial action taken to correct:

Action taken to prevent reoccurrence of similar error:

Further comments (optional):

Date:
Reporting Staff Signature
Date:
CCO Signature

Exhibit M: Broker Instruction Letter

Date

Broker Name
AddressLine1
AddressLine2

Re:	Name of Personnel/Family Member and Account Number

To Whom It May Concern:

In connection with the above-referenced brokerage account(s), please be advised that my employer, Armada ETFs, should be added as an “Interested Party.”

Please arrange to send copies of all trade confirmations and account statements relating to the above-referenced brokerage account to my employer on a monthly basis. Please send the requested documentation, ensuring that the account holder’s name and account number appears on all correspondence, to:

ATTN CCO Name, CCO
    Armada ETFs
    Address
    City, State ZIP

Thank you very much for your cooperation in this request.

Sincerely,

Print Name

Exhibit N: Expert Network Questionnaire
Prior to the commencement of a phone call or meeting with an Expert, the Expert must answer or complete the following Expert Network questionnaire. Certain answers to the questionnaire may require additional approval from Armada ETFs’ CCO. The following oversight questionnaire may be built into the pre-screening process for approved Expert Networks. For approved Experts outside of an Expert Network, the following questionnaire should be received directly from the Expert.

1	Have you received any monetary compensation or any other form of payment or fee from a public company, including, but not limited to, your current employer, within the last six months?	☐ Yes ☐ No
If so, please provide the name(s) of the company(ies) below:

2	Do you confirm that your Expert profile and/or biographical information provided to Armada ETFs is accurate and up to date with regard to your employment and directorships?	☐ Yes ☐ No
3	If you are employed, have you confirmed with your employer that you are permitted to engage in consulting services such as this project? If you are not employed, please answer “N/A.”	☐ Yes ☐ No ☐ N/A
4	Please confirm your understanding of the below “Expert Disclaimer” by answering “Yes” or “No”:	☐ Yes ☐ No

Expert Disclaimer
Armada ETFs actively invests in the capital markets and is reaching out to you to gather information related to industry group trends and outside vertical reads. As a reminder, the purpose of speaking to you is to obtain your independent insight as it relates to an industry, sector, and/or company. Therefore, you should not:
· Disclose material, non-public information about a public company;
· Disclose information that you have a contractual or fiduciary duty to keep confidential
· Disclose information that you obtained from any person who expects you to keep it confidential;
· Disclose any trade secrets or other proprietary information not owned solely by you; o
· Participate in this conversation if doing so will violate applicable law, any agreement with, or other obligation to, any person, employer, former employer, or other entity.

The undersigned hereby certifies that to the best of their knowledge, the information contained herein is true, accurate, and complete as of the date indicated below.

Signature:	Date:
Name:

Exhibit 0: Expert Call/Meeting Pre-Approval Form
This form is to be used to seek approval to speak with an Expert who is to be retained and compensated directly by the Firm and is not associated with an approved Expert Network.

Date of proposed call/meeting:
Name of Expert’s employer:
Expert’s Name:
Expert’s Title:

General description of the topic(s) discussed:

By signing below, I certify and acknowledge the following:
•I agree not to, and understand that it may be a violation of federal and state securities laws, to knowingly seek out from any Expert and/or employee of the Expert noted above, any confidential or material non-public information concerning any company with which the Expert has or has had a consulting, advisory, employment or similar relationship;
• I agree to read the “Expert Disclaimer,” as excerpted below, to the Expert prior to our call or meeting;
•Even though I do not intend to discuss material non-public or confidential information with the Expert, if I believe that I may have received such information, I will immediately report any such disclosure to the CCO; and
•To the best of my knowledge, the Expert with whom I intend to speak or meet with is not a client of the Firm or an investor in the Firm’s Fund(s).

Expert Disclaimer
Armada ETFs actively invests in the capital markets and is reaching out to you to gather information related to industry group trends and outside vertical reads. As a reminder, the purpose of speaking to you is to obtain your independent insight as it relates to an industry, sector, and/or company. Therefore, you should not:
· Disclose material, non-public information about a public company;
· Disclose information that you have a contractual or fiduciary duty to keep confidential
· Disclose information that you obtained from any person who expects you to keep it confidential;
· Disclose any trade secrets or other proprietary information not owned solely by you; o
· Participate in this conversation if doing so will violate applicable law, any agreement with, or other obligation to, any person, employer, former employer, or other entity.

The undersigned hereby certifies that to the best of their knowledge, the information contained herein is true, accurate, and complete as of the date below.

Signature:	Date:
Name:

Portion Below This Line to be Completed by CCO

Approved:	☐	Denied:	☐		Further comments (optional):

Date:

CCO Signature